EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of VENYRA CORPORATION (the “Company”), on Form 10-Q for the quarter ended October 31, 2025, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Juvenal Victor Fontes Dos Santos, Principal Executive Officer, Principal Financial and Accounting Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 18, 2025	By:	/s/ Juvenal Victor Fontes Dos Santos
Juvenal Victor Fontes Dos Santos
Principal Executive Officer, Principal Financial and Accounting Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.